UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2011

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PROPELL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 San Anselmo Avenue, Suite 300
San Anselmo, CA 94960
 (Address of Principal Executive Office) (Zip Code)

(415) 747-8775
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 23, 2011, Propell Corporation, a Delaware corporation (the “Company”), issued to Tripod Group, LLC (“Tripod”) convertible redeemable promissory notes in the principal amounts of: (i) $150,000 (the “$150,000 Note”) and (ii) $50,000 (the “$50,000 Note”); the $150,000 Note and the $50,000 Note being collectively referred to as the “Notes”.  The $150,000 Note and the $50,000 Note, together with all accrued interest, are due and payable on October 23, 2013 and October 23, 2012, respectively, and bear interest at a rate of 6% per annum, payable in shares of the Company’s common stock.  The principal amount of the Notes is convertible at any time after April 23, 2012, at the option of Tripod, at a conversion price), subject to adjustment as set forth in the Notes, equal to 65% of the lowest closing bid price of the Company’s common stock on the five trading days preceding the notice of conversion (including the day upon which a notice of conversion is received by the Company.  The conversion price may also be adjusted downward if, within three business days of receipt of a notice of conversion, the common stock has a closing bid price which is five percent (5%) or lower than the price set forth in the notice of conversion. The Company shall have the right, at any time, to redeem the Notes in whole and pay to Tripod 125% of the then unpaid principal amount of the Notes.

In connection with the issuance of the $150,000 Note, Tripod issued to the Company a note in the principal amount of $150,000 (the “Tripod Note”) that bears interest at a rate of 6% per annum and matures: (i) $50,000 on the earlier of: (x) August 23, 2012 or (y) the date that the first $50,000 is converted under the $150,000 Note, unless we do not meet the current information requirements under Rule 144 of the Securities Act of 1933, as amended, in which case the $50,000 shall be due on October 23, 2012 instead; (ii) $50,000 on the earlier of: (x) September 23, 2012 or (y) the date that the second $50,000 is converted under the $150,000 Note, unless we do not meet the current information requirements under Rule 144  in which case the $50,000 shall be due on October 23, 2012 instead; and $50,000 on the earlier of: (x) October 23, 2012 or (y) the date that the second $50,000 is converted under the $150,000 Note.   The note is secured by four promissory notes of a third party issued to Tripod with a value of $10,000 left unconverted and promissory notes of such third party issued to Tripod in the aggregate principal amounts of $190,000.

This description of the Notes and Tripod Note does not purport to be complete and is qualified in its entirety by reference to the Notes and Tripod Note, which are attached as Exhibits 4.1 and 4.2 and 10.2 to this Current Report and incorporated herein by reference.

On October 23, 2011, the Company entered into a Share Issuance Agreement with Tripod (the “Share Issuance Agreement”) pursuant to which the Company issued 100,000 shares of common stock (the “Shares”) to Tripod to be held in escrow and released as follows: (i) 33,333 of the Shares will be released to Tripod if the Company elects to disallow the conversion of $50,000 in principal of the $150,000 Note; (ii) 33,333 of the Shares will be released to Tripod if the Company elects to disallow the conversion of the second $50,000 in principal of the $150,000 Note; and (iii) the final 33,334 of the Shares will be released to Tripod if the Company elects to disallow the conversion of the final $50,000 of the $150,000 Note, in each case such $50,000 in principal of the $150,000 Note to be cancelled along with an offsetting $50,000 of the Tripod Note.

This description of the Share Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Issuance Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

The Notes and shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.    No underwriter was involved in the offer or sale of the securities. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by the Company. In addition, the Holder had the necessary investment intent as required by Section 4(2) since it agreed to, and received, Notes bearing a legend stating that the securities are restricted and if the shares of common stock held in escrow bear such a legend. This restriction ensures that the securities will not be immediately redistributed into the market and therefore not part of a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1 4.2	6% Convertible Redeemable Note Due October 2013 6% Convertible Redeemable Note Due October 2012
10.1 10.2	Share Issuance Agreement dated October 23, 2011 Tripod Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL CORPORATION

By:	/s/ Edward Bernstein
Name:	Edward Bernstein
Title:	Chief Executive Officer

Date:  November 4, 2011